Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Bristol-Myers Squibb Debenture-Backed Series 2002-18

*CUSIP:	21988G346	Class	A-1
	21988GCB0	Class	A-2A
	21988GCC8	Class	A-2B

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 19, 2013.

INTEREST ACCOUNT

Balance as of August 1, 2013		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of November 19, 2013 Call Price received on November 19, 2013 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$2,453,402.95

LESS:
Distribution of interest cash to Class A-1 Holders on November 19, 2013 Call Date	-$	472,125.00
Distribution of interest cash to Class A-2A Holders on November 19, 2013 Call Date	-$	1,786,764.30
Distribution of interest to Class A-2B Holders on November 19, 2013 Call Date	-$	194,513.65
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of November 19, 2013		$0.00

PRINCIPAL ACCOUNT

Balance as of August 1, 2013		$0.00
Scheduled principal payment received on securities		$0.00
Principal portion of November 19, 2013 Call Price received on November 19, 2013 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$25,180,000.00

LESS:
Distribution of principal cash to Class A-1 Holders on November 19, 2013 Call Date	-$	25,180,000.00
Distribution of $25,180,000 principal amount of underlying securities to exercising Call Warrants holders on November 19, 2013 Call Date	-$	0.00
Balance as of November 19, 2013		$0.00

UNDERLYING SECURITIES HELD AS OF November 19, 2013

Principal Amount	Title of Security

$0	Bristol-Myers Squibb Company 6.875% Debentures due August 1, 2097
*CUSIP: 110122AC2

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.